Exhibit 16.1

May 14, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of The Mint Leasing, Inc. pertaining to our firm included under Item 4.01 of Form 8-K/A dated May 5, 2009 and agree with such statements as they pertain to our firm.

Sincerely,
/s/ HJ & Associates, LLC
HJ & Associates, LLC